Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 24, 2023, with respect to the consolidated financial statements included in the Annual Report of Motorsport Games Inc. on Form 10-K for the year ended December 31, 2022. We consent to the incorporation by reference of said report in the Registration Statements of Motorsport Games Inc. on Form S-3 (File No. 333-262462) and Form S-8 (File No. 333-252054).

/s/ GRANT THORNTON LLP

Miami, Florida

March 24, 2023